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                                                                   EXHIBIT 10.17

                          MASTER REPURCHASE AGREEMENT

     Effective as of July 1, 2000 by and between Crum & Forster Underwriters Co. of Ohio ("Underwriters") and Fairfax Financial Holdings Limited ("Fairfax").

     WHEREAS, Underwriters, in the normal course of its business, may from time to time agree to pay claims to policyholders that require it to sell or otherwise liquidate certain securities or other invested assets in order to raise sufficient cash to make such payments; and

     WHEREAS, Underwriters typically pays policyholder claims prior to receiving reimbursement for such claims from its reinsurers, requiring Underwriters to make cash payments on claims that can greatly exceed its ultimate net liability for such claims and creating a timing gap between payments by Underwriters and recovery from its reinsurers; and

     WHEREAS, Fairfax, as the indirect owner of Underwriters, has an interest in maximizing the return on invested assets of Underwriters; and

     WHEREAS, Fairfax seeks to assist Underwriters in managing its cash flow to eliminate or minimize investment losses resulting from the sale or liquidation of securities in order to cover short-term cash requirements.

     NOW, THEREFORE, for due and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.   TRANSACTIONS

    From time to time, the parties hereto may enter into transactions (each a "Transaction") in which Underwriters agrees to transfer to Fairfax certain securities ("Securities") against the transfer of an amount in United States dollars equal to the fair market value of such Securities on the date of transfer, such amount not to exceed U.S. $5,000,000 singly or, when combined with amounts then outstanding from any other Transaction, in the aggregate (the "Purchase Price") by Fairfax to Underwriters and Fairfax agrees to transfer to Underwriters such Securities on a date to be agreed by Fairfax and Underwriters and which shall be on or before December 31 of the year during which such transfer is made (the "Repurchase Date"), against the transfer of funds by Underwriters.

2.   REPURCHASE

    Underwriters shall repurchase the Securities from Fairfax on or before the Repurchase Date for an amount not to exceed the sum of the Purchase Price and the aggregate amount obtained by daily application of the stated interest rate of each Security to the Purchase Price paid for such Security on a 360 day per year basis for the actual number of days during the period commencing on the (and including) the Purchase Date and ending on (but excluding) the Repurchase Date.

3.   INCOME PAYMENTS

    Underwriters shall be entitled to receive, with respect to any Security at any time, an amount equal to any principal thereof and all interest, dividends or other distributions thereon ("Income") paid or distributed in respect of the Securities that are not otherwise received by Underwriters to the full extent it would be so entitled if the Securities had not been sold to Fairfax. Fairfax shall, as the parties may agree (or, in the absence of any such agreement, as Fairfax shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Underwriters such Income with respect to any Securities or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Fairfax by Underwriters upon termination of the Transaction.

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4.   SECURITY INTEREST

    Although the parties intend that the Transaction be a sale and purchase and not a loan, in the event the Transaction is deemed to be a loan, Underwriters shall be deemed to have pledged to Fairfax as security for the performance by Underwriters of its obligations under the Transaction, and shall be deemed to have granted to Fairfax a security interest in, all of the Securities and all income thereon and other proceeds thereof.

5.   PAYMENT AND TRANSFER

    Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Underwriters and Fairfax.

6.   SEGREGATION OF SECURITIES

    To the extent required by applicable law, all Securities in the possession of Fairfax shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Underwriter's interest in the Securities shall pass to Fairfax on the Purchase Date and, unless otherwise agreed by Fairfax and Underwriters, nothing in this Agreement shall preclude Fairfax from engaging in repurchase transactions with the Securities or otherwise selling, transferring, pledging or hypothecating the Securities, but no such transaction shall relieve Fairfax of its obligations to transfer Securities to Underwriters pursuant to Paragraph 2 hereof, or of Fairfax's obligation to credit or pay Income to, or apply Income to the obligations of, Underwriters pursuant to Paragraph 3 hereof.

7.   TERMINATION

    Either party may terminate this Agreement upon thirty (30) days prior written notice to the other party.

8.   NOTICES AND OTHER COMMUNICATIONS

    Any and all notices or other communications hereunder shall be given by mail or facsimile as follows:

     To Fairfax:                 Fairfax Financial Holdings Limited
                                 95 Wellington Street West, Suite 800
                                 Toronto, Ontario, Canada M5J 2N7
                                 Facsimile: 416-367-2201
                                 Attention: Chief Financial Officer

     To Underwriters:            Crum & Forster Underwriters Co. of Ohio
                                 305 Madison Avenue
                                 Morristown, New Jersey 07960
                                 Facsimile: 973-490-6612
                                 Attention: Chief Financial Officer

9.   ENTIRE AGREEMENT; SEVERABILITY

    This Agreement shall supersede any existing agreements between the parties concerning the subject matter hereof. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
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10. GOVERNING LAW

    This Agreement shall be governed by the laws of the State of Ohio without giving effect to the conflict of law principles thereof.

11. COUNTERPARTS

    This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                          FAIRFAX FINANCIAL HOLDINGS LIMITED
                                           /s/ BRADLEY P. MARTIN
                                          --------------------------------------
                                          By:     Bradley P. Martin
                                            ------------------------------------
                                          Title:   Vice President
                                             -----------------------------------

                                          CRUM & FORSTER UNDERWRITERS CO. OF
                                          OHIO
                                           /s/ MARY JANE ROBERTSON
                                          --------------------------------------
                                          By:     Mary Jane Robertson
                                            ------------------------------------
                                          Title:   Executive Vice President,
                                                 Treasurer and CFO
                                             -----------------------------------